Exhibit 99.B(d)(74)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Metropolitan West Asset Management LLC

As of February 23, 2010, as amended March 30, 2012

SEI Institutional Investments Trust

Long Duration Fund

Core Fixed Income Fund

Long Duration Corporate Bond Fund

Agreed and Accepted:

SEI Investments Management Corporation	Metropolitan West Asset Management LLC

By:	By:

/s/ William T. Lawrence	/s/ David Lippman

Name:	Name:

William T. Lawrence	David Lippman

Title:	Title:

Vice President	C.E.O.

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Metropolitan West Asset Management LLC

As of February 23, 2010, as amended March 30, 2012

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

[REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation	Metropolitan West Asset Management LLC

By:	By:

/s/ William T. Lawrence	/s/ David Lippman

Name:	Name:

William T. Lawrence	David Lippman

Title:	Title:

Vice President	C.E.O.